POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned director and/or officer of Tractor Supply Company, a Delaware corporation (the "Company"), hereby constitutes and appoints Kurt D. Barton and/or Benjamin F. Parrish, Jr. as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for either of him/her and in his/her name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms 3,4 and 5 and other documents relating thereto with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and grants unto said attorney-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he/she might do in person, and hereby ratifies and confirms all things that said attorney-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof.  This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has hereunto  set his/her hand this 7th day of November, 2016.

AGREED:

/s/ Ramkumar Krishnan

RAMKUMAR KRISHNAN